2Q21 Earnings July 27, 2021

Important Notice This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals and meet other closing conditions to the merger and (b) delays in closing the merger. In addition, statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (the “SEC”), as amended by Form 10-K/A that was filed with the SEC on April 30, 2021, and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the SEC on December 23, 2020. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

Second Quarter Highlights Merger with First Citizens BancShares – Received regulatory approval from FDIC and remains subject to approval from the Board of Governors of the Federal Reserve System and closing expected in the third quarter, subject to such remaining regulatory approval and other customary closing conditions. Continued successful execution of deposit strategy, driving total funding costs down to 0.92% compared to 1.53% in the year-ago quarter. Average deposits grew to 90% of total funding mix. Reduced average deposit costs to 0.49% compared to 1.23% in the year-ago quarter. Lower cost HOA deposits grew to 16% of total average deposits compared to 12% in the year-ago quarter. Further improved risk profile – Maintained proactive portfolio management and disciplined underwriting standards: Continued Legacy Consumer Mortgage (LCM) loan sales – Sold $94 million of loans, $80 million of which were on non-accrual loans. Completed sale of Aviation Lending portfolio of approximately $700 million. Allowance for credit losses (ACL) - 2.52% of loans. CET1 ratio grew to 11.6%, exceeding our target CET1 capital ratio of 10.5% Tangible book value per common share increased to $54.39 at June 30, 2021. Areas of Strategic Focus

Certain balances may not sum due to rounding. See appendix for Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. See page 27 for additional detail. Quarterly Earnings Summary – Reported(1) vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders for the quarter was $215 million or $2.14 per diluted common share. Net income available to common shareholders decreased $86 million and diluted income per share decreased $0.90. Noteworthy items(3) positively impacted net income by $5 million and included a restructuring reserve release and First Citizens BancShares (FCB) merger costs. Slide 15 includes an ACL reserve walk for the current quarter. Effective tax rate of 24.0%. Net income available to common shareholders increased $312 million and diluted EPS increased $3.13.

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders excluding noteworthy items for the quarter was $210 million or $2.09 per diluted common share. Net income available to common shareholders decreased $35 million and diluted income per share decreased $0.38. Net Finance Revenue declined due to lower average balances and yields on loans and investment securities, as well as lower Rail net operating lease revenue, partially offset by higher purchase accounting accretion from LCM loan prepayments and lower deposit costs. Other non-interest income improvement driven by higher capital markets fees, factoring commissions and gains from sale of loans offset by lower gains on sale of securities. Lower net benefit in the provision for credit losses reflected lower reserve release. Net Income available to common shareholders increased $271 million and diluted EPS increased $2.72.

Certain balances may not sum due to rounding. EPS based on 100.3 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Second Quarter Impact of Noteworthy Items (Non-GAAP)(1) Reversal of Prior Restructuring Costs $6 million (after-tax) ($0.06 per diluted common share) restructuring reserve release. FCB Merger Costs $1 million (after-tax) ($0.01 per diluted common share) related to First Citizens BancShares (FCB) merger costs.

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion. Net of credit balances of factoring clients. Loans and leases include assets held for sale. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter Net Finance Revenue decreased by $10 million driven by: Lower interest income resulting from lower average balances and yields on loans and investment securities. Lower rental income as the prior quarter included a $6 million settlement that mostly benefited rental income. Higher maintenance costs was mostly offset by lower depreciation. Partially offset by higher purchase accounting accretion due to LCM prepayments and lower deposit costs. Net Finance Margin decreased by 1 bp (See the next slide for more details) Net Finance Revenue increased $9 million, driven by: Lower interest expense from lower rates in all deposit channels and a higher mix of lower cost deposit as well as lower borrowings. Higher purchase accounting accretion from LCM loan prepayments. Partially offset by: Lower average loans and lower market rates. Lower net operating lease income in Rail. Net Finance Margin increased by 31 bps (See the next slide for more details)

Net Finance Margin Walk 2Q20 to 2Q21 (9) bps driven by lower average loans and investment as well as lower asset yields and mix shift driven by higher cash balances. (5) bps due to lower net operating lease yields in Rail. The prior quarter included a $6 million settlement. 5 bps from higher interest PAA from LCM loan prepayments. 7 bps due to lower deposit costs reflecting run off of higher cost CDs and a higher mix of lower cost, HOA deposits. 1 bp from lower borrowing base from the reduction of higher cost borrowings. Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Net Finance Margin Trends – Excluding Noteworthy Items(1) (26) bps reduction from lower average yields on loans and investments, partially offset by a lower mix of low-yielding cash. (9) bps due to lower net operating lease yields in Rail. 5 bps increase in net purchase accounting and prepayment benefits. Increase of 59 bps due to lower deposit costs and a 1 bp increase from lower borrowings. vs. Prior Quarter vs. Year-ago Quarter Net Finance Margin Walk 1Q21 to 2Q21

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income increased $58 million from the year-ago quarter due to: Higher fee income. Higher factoring commissions from higher volumes and surcharges, as the year-ago quarter’s factoring volume was significantly impacted by the COVID-19 pandemic. Higher gain on sale of lease equipment. Higher other revenues, which included higher net gain on the sale of loans offset by lower income on derivatives. Other Income vs. Prior Quarter vs. Year-ago Quarter Other non-interest income increased $14 million from the prior quarter, primarily driven by: Higher factoring commissions from higher factoring volume. Higher capital markets fees. Gain on sale of Aviation Lending portfolio of approximately $8 million and $12 million higher gain on sale of LCM loans, offset $18 million lower gain on sale of securities.

Operating Expenses(1) – Excluding Noteworthy Items(2) vs. Prior Quarter vs. Year-ago Quarter Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangible assets. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total operating expenses exclusive of noteworthy items and amortization of intangible assets divided by total net revenue exclusive of noteworthy items (net finance revenue and other non-interest income). (3) Excluding noteworthy items and intangible asset amortization, operating expenses decreased $10 million primarily due to: Lower compensation and benefits costs. Lower Other Expenses driven by a reserve release related to indemnification obligations Partially offset by higher legal fees. Operating Expenses decreased $46 million compared to the year-ago quarter reflecting cost reduction initiatives including the recognition of cost synergies from our Mutual Of Omaha Bank (MOB) acquisition.

Consolidated Average Balance Sheet vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. AEA decreased by 3% from the prior quarter, driven by decreases in investments and loans partially offset by an increase in cash. Average loans and leases decreased 3% (see next page for more details). AEA decreased 10% from the year-ago quarter, primarily from a reduction in cash, loans and investments offset partially by a modest increase in operating lease equipment.

Commercial Banking and Consumer Banking Average Loans and Leases[1]

Commercial Banking



($ in billions)
$36.1
$35.7
$35.6
$35.2
$34.2
5.3
5.2
5.1
5.0
4.9
7.7
7.7
7.6
7.4
6.9
7.0
7.1
7.2
7.2
7.2
16.1
15.6
15.7
15.6
15.3
2Q20
3Q20
4Q20
1Q21
2Q21
Commercial Finance
Rail, N.A.
Real Estate Finance(2)
Business Capital

Consumer Banking



$8.6
$8.4
$7.8
$7.3
$6.7
6.6
6.4
6.0
5.7
5.2
2.1
2.0
1.8
1.6
1.5
2Q20
3Q20
4Q20
1Q21
2Q21
Legacy Consumer Mortgages (LCM)
Consumer and Community Banking

Highlights

Core Average Loans and Leases[3]

- **Vs. Prior Quarter:** declined 3%
- **Vs. Year-ago Quarter:** declined 7%

Commercial Banking

- **Vs. Prior Quarter:** Average loans and leases declined 3%, driven primarily by the sale of the Aviation Lending portfolio within Commercial Finance as well as a reduction in Real Estate Finance, which continues to be impacted by lower origination volume and high prepayments.
- **Vs. Year-ago Quarter:** Average loans and leases declined 5%, reflecting lower origination volume in sectors more impacted by the pandemic, the sale of the Aviation Lending portfolio as well as high prepayments, particularly in Real Estate Finance

Consumer Banking

- **Vs. Prior Quarter:** Average loans decreased 7% primarily driven by LCM loan run-offs and loan sales as well as continued high prepayment across certain portfolios.
- **Vs. Year-ago Quarter:** Average loans decreased 22%, driven by the sale and continued run-off of loans in the LCM portfolio as well higher prepayments overall.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients and including assets held for sale.
(2) Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $306 million, $325 million, $343 million, $366 million and $392 million for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively.
(3) Core portfolios is total loans and leases net of credit balances of factoring clients, excluding LCM, and totaled $39,479 million, $40,770 million, $41,625 million, $42,146 million and $42,646 million for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information.

CIT | 2Q21 Earnings
11

Average Funding Mix Certain balances may not sum due to rounding. Average deposits represented 90% of CIT’s funding, up from 89% last quarter and 85% in the year-ago quarter. Average deposits decreased $1.0 billion from the prior quarter. Decline primarily driven by a continuation of our strategy to reduce higher cost deposits. Average unsecured borrowings comprised 9% of the funding mix, remaining flat from the prior quarter. The weighted average coupon on our unsecured senior and subordinated debt was 4.82% with a weighted average maturity of approximately 3.1 years. Average secured borrowings comprised 1% of the funding mix, down from 2% in the prior quarter.

Average Deposit Mix and Cost of Deposits vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions) Average deposit rates decreased 8 bps from lower rates across most channels, along with a higher mix of lower cost HOA deposits and run off of higher cost Brokered deposits. Average deposit balances decreased 2% reflecting a continuation of our strategy to reduce higher cost deposits. The decline in our online channel was partially offset by continued strong organic growth in the lower cost, HOA channel. Average deposit rates decreased 74 bps, primarily from lower rates in all the deposit channels. Average deposits decreased 7% primarily from declines in the online and branch channels, partially offset from growth in the HOA and Commercial deposit channels.

Asset Quality Trends ($ in millions) Non-accrual Loans Net Charge-offs 0.29% excludes net charge-offs related to the Aviation Lending portfolio that was transferred to HFS Excluding noteworthy items. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total Provision for Credit Losses(2) Allowance for Credit Losses $27 $97 (1) Certain balances may not sum due to rounding. 1Q21 2Q21

Provision for credit losses was a net benefit of $72 million, which included a ~$99 million reduction in reserves partially offset by $26 million of net charge-offs. ~$99 million of reserve reduction due to lower loan balances (including off-balance sheet credit exposures) as well as continued improvement in credit trends and economic forecasts. Net charge-offs remain below pre-pandemic levels and had been previous reserved for. June baseline scenario from top industry provider utilized for Q2 reserve shows improvement from the prior quarter. 2Q21-1Q22: GDP represents real GDP growth, annualized percentage change 2Q21-1Q22: Unemployment represents the unemployment rate for the quarter ACL Reduction Reflects Lower Loan Balances and Improving Economic Forecasts Certain balances may not sum due to rounding. Total Allowance Walks Key Highlights

Robust Liquidity and Informed by Stress Scenarios

Liquidity Position

($ in millions)	as of June 30, 2021 Consolidated
Available Cash[1]	5,071
HQL Securities (unencumbered)[2]	4,941
Liquid Assets[3]	**10,012**
FHLB (Available to Bank)[4]	5,320
ABL (Available to Parent)[4]	520
Revolver (Available to Parent)[4]	286
Total Contingent Sources	**6,126**
Total Liquid Assets & Contingent Sources	**16,138**

Excludes Federal Reserve Bank Discount Window Availability

Loan and Leases-to-Deposit Ratio



87%
99%
89%
101%
90%
104%
91%
103%
87%
101%
2Q20
3Q20
4Q20
1Q21
2Q21
Bank
Consolidated

Highlights

- We hold liquidity levels to meet expected needs under both normal and stressed environments.
- ~$1.8 billion of Liquid Assets and contingent liquidity availability at the FHC to support the needs of the Parent and serve as a source of additional strength for CIT Bank.
- Liquid Assets comprised of Available Cash and HQL Securities which represent ~18% of consolidated assets at June 30, 2021.
  - ~50% - Agency securities and debentures
  - ~50% - Treasury and GNMA securities
- Most of our Liquid Assets are held at the Bank, commensurate with our assets.
- Loans and leases to deposit ratio was 87% at CIT Bank and 101% at consolidated CIT Group.

(1) Available Cash consists of the unrestricted portions of balances as Cash and due from banks and Interest-bearing cash, with additional restrictions to account for cash not accessible for liquidity, such as vault cash and deposits in transit.
(2) High Quality Liquid (HQL) securities consist of readily marketable, unpledged securities, as well as securities pledged but not drawn against at the FHLB and available for sale; generally comprises Treasury and Agency securities held outright or via reverse repurchase agreements
(3) Liquid Assets includes Available Cash and HQL securities
(4) Shown net of borrowings, Letter of Credit utilization and HQL securities pledged but included in liquid assets

CIT | 2Q21 Earnings

16

Well-Capitalized and Able to Withstand Severely Adverse Stress Scenario Capital Stack Prudent Capital Management Capital levels well in excess of the capital conservation buffer (CCB). Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share, a semi-annual dividend of $29 per Series A preferred share and a quarterly dividend of approximately $0.35 per Series B preferred share. CET 1 ratio increased to 11.6% from 10.9% at the end of the prior quarter. RWAs were down compared to the prior quarter, reflecting lower loan balances and a reduction in off-balance sheet commitments

2Q21 Key Performance Metrics See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients and excludes LCM and NSP. Total operating expenses exclusive of amortization of intangible assets divided by total revenue (net finance revenue and other non-interest income).

Appendix

Areas of Focus in the Current Macro Environment The CIT Portfolio includes ~$34 billion of Total Loans and ~$1.8 billion of Off-BS Factored Receivables Percentages are using total Loans of ~$34 billion, HFS loans of ~$0.05 billion and Off-BS factoring receivables of ~$1.8 billion for a total of ~$35.8 billion to calculate % of total Includes deferrals as well as other COVID loan modifications offered

Leading Positions and Strong Franchises in our Core Businesses Certain balances may not sum due to rounding. Net of credit balances of factoring clients. Consumer Banking (2Q21; $ in billions) (1) Commercial Banking Commercial Finance: Middle-market lender with deep specialized industry knowledge and collateral expertise in providing differentiated lending and leasing solutions; among the nation’s largest providers of factoring services Includes Middle-market Relationship Banking Business Capital: Leading equipment lessor and lender to small and mid-size enterprises through innovative technology Rail: Leading railcar lessor with young, diverse fleet providing logistic and management support for railroads and bulk shippers across North America Real Estate Finance: Leading lender to commercial real estate investors and developers. Deep expertise in construction and reposition/bridge lending Consumer and Community Banking: Top 10 National Direct Banking channel offers online savings accounts and CDs with ease of a digital platform Consumer deposit products, residential mortgage and SBA products offered through retail branches Legacy Consumer Mortgages (non-core): Run-off LCM portfolio

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Real Estate Finance Business Capital

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Consumer and Community Banking

Quarterly Noteworthy Items Per share impact based on 100 million, 99 million, 99 million, 99 million, 98 million, and 98 million, and 95 million average diluted shares outstanding for 2Q21, 1Q21, 4Q20, 3Q20, 2Q20, 1Q20, and 3Q19 respectively.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation. ($ in millions)

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.